UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to ss. 240.14a-12


                              IONICS, INCORPORATED
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials:

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

This Schedule 14A relates to the proposed merger (the "Merger") between the Registrant and Triton Acquisition Corp., a Massachusetts Corporation (the "Merger Sub"), pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") with General Electric Company, a New York corporation ("GE") and Merger Sub, a wholly owned Subsidiary of GE. This Schedule 14A is being filed pursuant to Rule 14a-12 of the Securities Exchange Act of 1934, as amended, in order to file the documents attached as exhibits to this Schedule 14A with the Securities and Exchange Commission. Neither this Schedule 14A nor any of the exhibits attached hereto are intended to be a proxy solicitation. The information contained in this Schedule 14A and the exhibits attached hereto is summary in nature and does not provide all of the important information with respect to the Merger and the Merger Agreement.

The Registrant will file a proxy statement and other documents with the Securities and Exchange Commission ("SEC") regarding the Merger, and other matters. A definitive proxy statement will be sent to the Registrant's stockholders, seeking their approval of the Merger and the Merger Agreement. Investors and security holders may obtain a copy of the proxy statement, when it is available, and any other relevant documents filed by the Registrant with the SEC, for free, at the SEC's website, www.sec.gov, and at the Investor Information page of the Registrant's website, www.Ionics.com. Copies of the proxy statement and other documents filed by the Registrant with the SEC may also be obtained, for free, by directing your request to the Investor Relations department of Ionics, Incorporated 65 Grove Street, Watertown, Massachusetts 02472 (Telephone: (617) 926-2500).

The Registrant and its directors, executive officers, and certain of its employees may be deemed to be participants in the solicitation of proxies of the Registrant's stockholders. These individuals may have an interest in the Merger, including as a result of holding options or shares of the Registrant's common stock. A list of the names, affiliations, and interests of the participants in the solicitation will be contained in the proxy statement relating to these transactions that will be filed with the SEC.

On November 24, 2004, the Registrant issued the following press release:

                                  PRESS RELEASE

                    GENERAL ELECTRIC AGREES TO ACQUIRE IONICS

          Growing GE's World-Class Water & Process Treatment Platform; Expands Desalination, Water Reuse and Industrial Ultrapure Water Services

WILTON, CONNECTICUT (NOVEMBER 24, 2004) - GE Infrastructure, a unit of General Electric Company (NYSE: GE), and Ionics, Inc. (NYSE: ION) announced today that they have signed a definitive agreement to merge Ionics into GE in an all-cash transaction. GE is offering to purchase Ionics for $44 per share, valuing the transaction at approximately $1.1 billion plus the assumption of existing debt. Ionics is a global leader in desalination, water reuse & recycling, and industrial ultrapure water services. Ionics will join GE Infrastructure's Water & Process Technologies business unit upon completion of the transaction.

"Water is the lifeblood of industries and communities around the world, and scarcity, increasing demand and rising costs are driving the need to conserve, reuse and identify new supplies of this essential resource," said Bill Woodburn, President and CEO of GE Infrastructure. "The combination of Ionics' technology, project experience, and services network with GE's operating and project finance expertise will accelerate the development of technology solutions for the global water purification segment. We see significant revenue and cost synergies that will enable us to focus our resources on developing technologies that increase access to safe drinking water and provide industrial customers with greater access to ultrapure water sources."

Doug Brown, CEO of Ionics said, "Through this merger we create the opportunity to serve our industrial and municipal customers in new and exciting ways. Both GE and Ionics are focused on building the water services business. By combining our technology with GE's and by accessing GE's financial strength and world class international organization, we substantially enhance our ability to deliver our water purification services globally."

George Oliver, GE Infrastructure's President of Water & Process Technologies said, "This acquisition strengthens GE's commitment to people, technology and solutions. There are great synergies between the two companies - GE currently has more than 2,000 scientists and engineers focused on improving water quality for industrial and commercial use, and the addition of Ionics expands our ability to provide solutions to our customers' most pressing water needs. Ionics has established technologies, engineering resources and global desalination management capabilities that gives GE a significant presence in the potable water segment.

"Because Ionics utilizes multiple technologies for its emergency mobile fleet, we will be able to offer expanded services for our industrial customers who need immediate assistance treating their water supply," Oliver said. "The acquisition of Ionics reinforces our commitment to our customers by providing the services they need to remain productive and profitable."

Additional Information about the Proposed Merger
------------------------------------------------
The merger is subject to the approval of the holders of at least two-thirds of Ionics outstanding common shares, usual government approvals and other customary conditions. It is expected to close in the first half of 2005. Certain Ionics stockholders, representing approximately 20% of the outstanding Ionics common stock, have agreed to vote their shares in favor of the transaction.

Ionics' stockholders will be able to obtain copies of these documents when they become available together with other documents filed with the SEC, free of charge, through the web site maintained by the SEC at http://www.sec.gov. Stockholders can also obtain, free of charge, copies of the proxy statement when it becomes available, together with any other documents Ionics has filed with the SEC, by directing a request to Ionics Incorporated, 65 Grove Street, Watertown, MA 02472, attention Investor Relations, telephone: (617) 926-2500

Ionics and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Ionics' stockholders in favor of the adoption and approval of the merger agreement and approval of the transactions contemplated thereby, including the merger. Investors and stockholders may obtain additional information regarding the interest of the participants from the proxy statement, which may be obtained as and when set forth above.

Goldman, Sachs & Co. and UBS Investment Bank acted as financial advisors to Ionics.


About GE Infrastructure
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GE Infrastructure, headquartered in Wilton, Conn., is a high-technology platform, comprised of some of GE's fastest-growing businesses, including the Security and Water & Process Technologies platforms. These global businesses offer a set of infrastructure protection and productivity solutions to some of the most pressing issues that industries face. Learn more at http://www.geinfrastructure.com. For more information about GE's Water & Process Technologies business and its product offerings, please visit http://www.gewater.com.

About Ionics
------------
Ionics, headquartered in Watertown, Mass., is a global leader in water purification and wastewater treatment. The Company has over 50 years of experience in the design, installation, operation and maintenance of water and wastewater treatment systems and is a leading provider of emergency and long-term water purification services. More membrane-based desalination systems have been designed and built by Ionics than any other supplier worldwide. Ionics is also a leader in supplying zero-liquid-discharge systems, in providing ultrapure water systems for the power and microelectronics industries, and in the measurement and analysis of water impurities. For more information, visit http://www.ionics.com.

This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will," or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of GE. Forward-looking statements are based on management's current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these expectations and assumptions due to changes in global political, economic, business, competitive, market, regulatory and other factors. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

# # #

Contacts:   GE Infrastructure, Jeffrey DeMarrais, 203.761.1935
            GE Infrastructure, Jim Tierney, 215.942.3569
            GE, David Frail, 203.373.3387
            Ionics, John Curtis, 617.673.4403

On November 24, 2004, the Registrant issued the following email message to its employees with the press release reproduced above, a copy of the memorandum set forth below and the list of frequently asked questions set forth below:

Subject:  Worldwide email to Ionics employees

To all Ionics worldwide employees:

Please see the attached memo and attachments.

Thank you,
Doug

ATTACHED MEMORANDUM:

24 November 2004

To Ionics worldwide staff:

I am pleased to announce that Ionics has entered into an agreement to be acquired by General Electric and to become part of GE Infrastructure's Water & Process Technologies business unit. Under the terms of the proposed acquisition, which is expected to close in the first quarter of 2005, Ionics shares will be purchased by GE for $44.00 per share in cash. Additional details are supplied in the attached press release.

Both Ionics and GE Water are leading companies in the water purification industry. There should be significant opportunities to both grow revenue and reduce costs by combining our two organizations. Ionics brings capabilities in seawater desalination, plant operations, and mobile services which GE Water would like to develop. GE Water brings significant strength with their membrane manufacturing, international distribution and financial structuring capabilities which will help us expand our business. Together, there are real opportunities for synergies which will improve the products and services we can offer our customers. Overall, the proposed transaction with GE will substantially enhance our ability to deliver our water purification services globally.

I'm sure many of you have questions about how this transaction will affect you and the company. I have attached a summary Q&A document to answer some of these questions.

Since I joined the Company a year and a half ago, we have made tremendous progress at transforming Ionics into a company which delivers profits consistently. I appreciate everyone's commitment and effort as we restructured our organization, acquired Ecolochem, implemented Oracle, developed standard products and, in general, streamlined our activities. We have accomplished a lot in a short period and should be proud of our efforts. I want to personally express my appreciation for your support.

Sincerely,

Doug Brown
CEO

ATTACHED PROPOSED GE ACQUISITION OF IONICS FREQUENTLY ASKED QUESTIONS


                        PROPOSED GE ACQUISITION OF IONICS
                           FREQUENTLY ASKED QUESTIONS

1.   HOW WILL IONICS FIT INTO GE?

     Ionics will become part of GE Infrastructure's Water & Process Technologies business unit. GE Water is a $1.5 billion business built through acquisitions of Glegg, Betz-Dearborn and Osmonics. Including Ionics, GE Water becomes a $2+ billion business.

2.   HOW WILL THE TRANSACTION WORK?

     The merger agreement we signed with GE calls for Ionics to distribute a proxy statement to Ionics shareholders in which the transaction will be described in detail, following which Ionics will call a special meeting of shareholders to vote on the merger. This meeting is expected to occur in the first quarter of 2005. Provided all the conditions to the merger are met, including all required regulatory approvals and approval by shareholders who own at least two-thirds of our shares, Ionics will be acquired by GE, and each Ionics share will be purchased for $44.00 in cash promptly following the shareholder meeting.

     The exact date of the acquisition will depend on how quickly regulatory approvals can be obtained, all other conditions can be met, and how soon the shareholder meeting can take place.

3.   CAN I BUY IONICS OR GE STOCK?

     Certain identified executives who have been subject to trading restrictions historically will continue to be restricted. Other employees are free to trade in both GE and Ionics stock.

4.   HOW WILL MY OPTIONS BE TREATED?

     All options - both vested and unvested - will be cashed out at $44 per share less the option exercise price when the transaction closes.

5.   WHAT WILL HAPPEN TO MY SALARY AND BENEFITS?

     GE has committed to provide pay and benefits to Ionics employees substantially comparable in the aggregate to our current pay and benefits for at least one year following the closing of the transaction.

6.   HOW WILL THE DEAL AFFECT RETIREES?

     We do not expect any effect on retirees except for the appreciation of their Ionics shareholdings, should they have any.

7.   WHAT SYNERGY OPPORTUNITIES DOES GE SEE IN THE TRANSACTION?

     GE expects significant synergies between the two companies that will result in opportunities to increase revenues and reduce costs. No specific integration plan is currently in place. GE will be developing this plan with assistance from Ionics' management.

8.   WHAT SHOULD WE BE TELLING CUSTOMERS?

     We expect that by combining Ionics' and GE Water's capabilities we can substantially enhance the products and services we offer to our customers. With access to GE's financing capabilities and international distribution, we will be able to deliver more products more cost effectively to more customers around the world.

9.   WHEN WILL INTEGRATION START?

     There are provisions in the merger agreement concerning how we will operate the business until the transaction closes which we will communicate to you as appropriate. Overall, our plan is to conduct business as usual until the closing. The integration plan will start to be implemented after the acquisition is completed.

10.  WHY DID WE CHOOSE TO SELL TO GE?

     GE Water and Ionics are both strong players in the water treatment industry. Ionics brings strength in large projects, sea water desalination, zero/liquid discharge and build-own-and-operate projects. GE brings strength in financing and international reach. Working with GE Water represents the best opportunity to grow Ionics and create a strong future for the business and employees.

11.  WHAT DOES THIS MEAN FOR IONICS IN THE FUTURE?

     GE is the largest industrial company in the world. It is consistently rated as one of the best run companies in America. Being part of GE should be good for our employees, our customers and our future.